Exhibit 10.3

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH ALL SECTIONS INTACT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Third Amendment to
Exclusive License Agreement
for
Selected Applications of Coated Nanocrystalline Particles

between

The Regents of the University of California

and

BioSante Pharmaceuticals, Inc.

UC Case No. 1989-204

THIRD AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT
FOR SELECTED APPLICATIONS OF COATED NANOCRYSTALLINE PARTICLES

     This third amendment (“Third Amendment”) is effective this 30th of June, 2004, by and between The Regents of the University of California (“The Regents”), a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, and BioSante Pharmaceuticals, Inc. (“Licensee”), a Delaware corporation, having a principal place of business at 111 Barclay Boulevard, Lincolnshire, IL 60069.

RECITALS

     Whereas, Licensee (formerly known as Ben-Abraham Technologies, Inc.) and The Regents entered into a license agreement entitled “Exclusive License Agreement for Selected Applications of Coated Nanocrystalline Particles,” effective on June 18, 1997, having UC Agreement Control Number 1997-04-0671 (“License Agreement”), covering licensure to Licensee by The Regents of rights in certain inventions developed by Dr. Nir Kossovsky et al. at the University of California, Los Angeles and covered by Patent Rights (as defined in the License Agreement);

     Whereas, Licensee and The Regents amended the License Agreement effective October 26, 1999, having UC Agreement Control No. 1997-04-0671A (“First Amendment”), to include additional terms into the License Agreement and to revise the minimum annual royalties to a more financial and time feasible schedule;

     Whereas, Licensee and The Regents amended the License Agreement, effective May 25, 2000, having UC Agreement Control No. 1997-04-0671B, to change the name of the company’s name from Ben-Abraham Technologies to its current name;

     Whereas, Licensee and The Regents amended the License Agreement effective May 7, 2001, having UC Agreement Control No. 1997-04-0671C (“Second Amendment”), to amend certain provisions in the License Agreement that only pertain to the field of Vaccine Adjuvant and a particular sublicensing arrangement, defined below as “Adjuvant Sublicense Agreement,” between Licensee and a third party called Corixa, Inc.;

     Whereas, Licensee has requested that the License Agreement be amended to restructure the due diligence provisions by defining Vaccine Product and Drug Delivery Product, and rescheduling milestone events that would permit the commercialization of these products;

     Whereas, the License Agreement has been amended to require Licensee to pay The Regents earned royalties on the Net Sales of a Vaccine Product and Drug Delivery Product, and not on any intermediate products, such as a Vaccine Adjuvant Product;

     Whereas, The Regents is willing to amend the License Agreement to reflect such request.

     Now, Therefore, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1. Paragraphs 1.1 through 1.17 (Definitions) of the License Agreement are deleted from the License Agreement in their entirety and replaced with the following:

     “1.1 “Patent Rights” means all U.S. patents and patent applications and foreign patents and patent applications assigned to The Regents, and in the case of foreign patent and patent applications those requested under Paragraph 14.4 herein, including any reissues, extensions, substitutions, continuations, divisions, and continuation-in-part applications (only to the extent, however, that claims in the continuation-in-part applications are supported in the specification of the parent patent application) based on and including any subject matter claimed in or covered by the following:

l.1a	U.S. Patent No. 5,219,577, entitled “Biologically Active Composition Having A Nanocrystalline Core,” issued June 15, 1993, by Nir Kossovsky, et al., and assigned to The Regents; (1989-204-1)

1.1b	U.S. Patent No. 5,178,882, entitled “Viral Decoy Vaccine,” issued January 12, 1993, by Nir Kossovsky, et al., and assigned to The Regents; (1989-204-2)

1.1c	U.S. Patent No. 5,334,394, entitled “Human Immunodeficiency Virus Decoy,” issued August 2, 1994, by Nir Kossovsky, et al., and assigned to The Regents; (1989-204-3)

l.1d	U.S. Patent No. 5,460,830, entitled “Biochemically Active Agents for Chemical Catalysis and Cell Receptor Activation,” issued October 24, 1995, by Nir Kossovsky, et al., and assigned to The Regents; (1989-204-6)

l.1e	U.S. Patent No. 5,462,751, entitled “Biological and Pharmaceutical Agents Having A Nanomeric Biodegradable Core,” issued October 31, 1995, by Nir Kossovsky, et al., and assigned to The Regents; (1989-204-7)

1.1f	U.S. Patent No. 5,462,750, entitled “Biologically Active Compositions Having A Nanocrystalline Core,” issued October 31, 1995, by Nir Kossovsky, et al., and assigned to The Regents; (1989-204-8)

11g	U.S. Patent No. 5,639,505, entitled “Reduced and Controlled Surface Binding of Biologically Active Molecules,” issued June 17, 1997, by Nir Kossovsky, et al., and assigned to The Regents; (1989-204-9)

1.1j	U.S. Patent No. 5,460,831, entitled “Targeted Transfection Nanoparticles,” issued October 24, 1995, by Nir Kossovsky, et al., and assigned to The Regents; (1993-191-1)

     1.2 “Licensed Products” means:

i	a kit, composition of matter, material, product, or Derived Product;

ii	a kit, composition of matter, material, product, or Derived Product to be used in a manner requiring the performance of the Patent Method; or

iii	a kit, composition of matter, material, product, or Derived Product produced by the Patent Method;

to the extent that the manufacture, use, or sale of such kit, composition of matter, material, product, or Derived Product in a particular country, would be covered by or infringed, but for the license granted to Licensee pursuant to this Agreement, an unexpired claim of a patent or pending claim of a patent application were said claim issued in a patent under Patent Rights in that country. This definition of Patent Products also includes a service either used by Licensee or provided by Licensee to its customers when such service requires the practice of the Patent Method. For the avoidance of doubt, any product or service is deemed to be a Patent Product if such product or service contains a component that is a kit, composition of matter, material, product, or Derived Product covered under Subparagraphs 1.2 i through 1.2 iii.”

     1.3 “Drug Delivery Product” means a Licensed Product, which would, were it used or sold in the United States, require marketing approval by an appropriate regulatory agency for the use in pharmaceutical preparations to facilitate the therapeutic delivery of drugs in humans.”

     1.4 “Vaccine Adjuvant Product” means a Licensed Product that, when added as part of a Vaccine Product, improves the immune response so that less of a Vaccine Product is needed to produce more antibodies.

     1.5 “Vaccine Product” means a Licensed Product, which would, were it used or sold in the United States, require marketing approval by an appropriate regulatory agency for any preparation containing a suspension of dead, attenuated, or otherwise modified microorganisms (e.g. viruses, bacteria, or rickettsiae), or parts thereof, that is used to produce an immunity against a disease in humans or other animals by stimulating the production of antibodies.”

     1.6 “Derived Product” means any product that is made by using a composition of matter claimed under Patent Rights or by practicing the Patent Method to make a final product regardless of the number of steps in the process or the number and types of compositions of matter (e.g., intermediate compounds) that are involved in making the final product. A “Derived Product” also means any product that is made by using a composition of matter claimed under Patent Rights whether or not that composition of matter is directly incorporated or a part of the final product.”

     1.7 “Patent Products” means a Vaccine Product and a Drug Delivery Product.

     1.8 “Patent Method” means any process or method covered by the claims of a patent application or patent within Patent Rights or the use or practice of which would constitute, in a particular country, but for the license granted to Licensee pursuant to this Agreement, an infringement of an unexpired claim of a patent or pending claim of a patent application were it issued as a claim in a patent within Patent Rights in that country in which the Patent Method is used or practiced.

     1.9 “Excluded Field” means any field other than a Vaccine Product, Drug Delivery Product, and Vaccine Adjuvant Product.

     1.10 “Final Sale” means the point of sale or use of Patent Products, which sale or use is the last infringing act (but for the licenses granted herein) that is within the control of the Licensee or its sublicensee, whether or not the Licensee or sublicensee had control over prior infringing act(s). For the avoidance of doubt, this definition of Final Sale includes the sale of the entire Patent Product in which a component, intermediate, or Derived Product claimed under Patent Rights is used to make such Patent Product or is a part thereof.

     1.11 “Net Sales” means the gross invoice prices from the Final Sale of Patent Products by the Licensee or its sublicensee to one or more independent third parties for cash or other forms of consideration in accordance with generally accepted accounting principles, less only the following deductions (if not already deducted from the gross invoice price and at rates customary within the industry):

1.10a	allowances (actually paid and limited to rejections, returns, and prompt payment and volume discounts granted to customers of Patent Products, whether in cash or Patent Products in lieu of cash);

1.10b	freight, transport packing, insurance charges associated with transportation; and

1.10c	taxes, tariff, or import/export duties based on sales when included in gross sales, but not value-added taxes or taxes assessed on income derived from such sales.

If a Patent Product is distributed between Licensee and its sublicense for commercial end use, then such distribution will be considered a Final Sale of Patent Products based on the price normally charged to independent third parties, and The Regents will be entitled to collect a royalty on such Final Sale at the rates and bases set forth in Article 4 (Royalties). Moreover, if Licensee or its sublicensee distributes a component between themselves that is claimed under Patent Rights and the receiving party includes such component in a Patent Product as defined in Paragraph 1.2, then the distribution of the entire Patent Product by the receiving party to its customers constitutes a Final Sale, and The Regents will be entitled to collect a royalty on such Final Sale at the rates and bases set forth in Article 4 (Royalties).

     1.12 “Affiliate(s)” of Licensee means any entity which, directly or indirectly, controls Licensee, is controlled by Licensee, or is under common control with Licensee (“Control” for these purposes being defined as the actual, present capacity to elect a majority of the directors of such affiliate, or if not, the capacity to elect the members that control forty percent (40%) of the outstanding stock or other voting rights entitled to elect directors) provided, however, that in any country where the local law will not permit foreign equity participation of a majority, then an “Affiliate” will include any company in which Licensee will own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law. Each reference to Licensee herein will be meant to include its Affiliates.

     1.13 “Joint Venture” means any separate entity established pursuant to an agreement between a third party and Licensee to constitute a vehicle for a joint venture, in which the separate entity manufactures, uses, purchases, sells, or acquires Licensed Products from Licensee. Each reference to Licensee herein will be meant to include its Joint Venture(s).

     1.14 “Third Party” means Corixa Corporation, having a principle place of business at 1124 Columbia Street Suite 200, Seattle, Washington 98104-2040. Any reference to sublicensee(s) under the terms of this Agreement is meant to include the Third Party and other sublicensees, except when the terms of this Agreement conflict with those of the Second Amendment. In which case, the terms of the Second Amendment will control.

     1.15 “Adjuvant Sublicense Agreement” means a definitive agreement by and between the Licensee and Third Party involving the grant by Licensee to Third Party of a sublicense to make, use, sell, offer, for sale, or import Vaccine Products or to practice the Patent Method. Any reference to a sublicense(s) under the terms of this Agreement is meant to include the Adjuvant Sublicense Agreement and other sublicense agreements, except when the terms of this Agreement conflict with those of the Second Amendment. In which case, the terms of the Second Amendment will control.

     2. Paragraph 2.1 (Grant) of the License Agreement is deleted in its entirety and replaced with the following:

     2.1 Subject to the limitations set forth in this Agreement, The Regents hereby grants to Licensee exclusive licenses under Patent Rights to make, use, sell, offer for sale, and import Patent Products and Vaccine Adjuvant Product and to practice the Patent Method. Licensee is expressly prohibited from selling a Derived Product or Vaccine Adjuvant Product to any third party, except that Licensee may sell a Vaccine Adjuvant Product to the Third Party.

     3. Paragraphs 2.3 and 2.4 (Grant) of the License Agreement are deleted in their entirety and replaced with the following:

     2.3 The manufacture of Patent Products and Vaccine Adjuvant Products and the practice of the Patent Method will be subject to applicable government importation laws and regulations of a particular country on Patent Products and Vaccine Adjuvant Products made outside the particular country in which such Patent Products and Vaccine Adjuvant Products are used or sold.

     2.4 The Regents also grants to Licensee the right to issue sublicenses to third parties to make, use, sell, offer for sale, and import Patent Products and practice the Patent Method, provided Licensee retains current exclusive rights under this Agreement. The Regents also grants to Licensee the right to issue sublicenses to the Third Party to make, use, sell, offer for sale, and import Vaccine Adjuvant product and practice the Patent Method, provided Licensee retains current exclusive rights under this Agreement. If the exclusive licenses granted to Licensee are reduced to nonexclusive licenses for any reason, then Licensee will be entitled to retain any sublicenses granted by Licensee before the date on which the reduction to nonexclusive licenses became effective. Licensee, however, is prohibited from granting any additional sublicenses after the date on which the reduction to nonexclusive licenses became effective. To the extent certain rights are granted to a third party or the Third Party under a sublicense, such sublicense will include all of the rights and obligations due to The Regents that are contained in this Agreement including, but not limited to the following:

2.4a	payment of royalties in sufficient amounts and at the appropriate times to permit Licensee to satisfy its royalty obligations owed The Regents at the rates, bases, and times set forth in Article 4 (Royalties);

2.4b	disposition of Patent Products set forth in Article 11 (Disposition of Patent Products on Hand Upon Termination);

2.4c	restrictions for use of names and trademarks set forth in Article 12 (Use of Names and Trademarks);

2.4d	patent marking set forth in Article 15 (Patent Marking); and

2.4e	indemnification set forth in Article 17 (Indemnification).

     4. Paragraph 4.1 (Royalties) of the License Agreement is deleted in its entirety and replaced with the following:

     4.1 As further consideration for all the rights and licenses granted to Licensee, Licensee and its sublicensees will pay to The Regents an earned royalty at the following rates and bases:

4.1a	An earned royalty rate of XXX percent (XXX%) on the Net Sales of Drug Delivery Products sold by Licensee;

4.1b	An earned royalty rate of XXX percent (XXX%) on the Net Sales of Drug Delivery Products sold by sublicensees, plus XXX percent (XXX%) of all earned royalties received by Licensee from its sublicensees in excess of XXX percent (XXX%) with a maximum payable to The Regents of XXX percent (XXX%);

4.1c	An earned royalty rate of XXX percent (XXX%) on the Net Sales of Vaccine Products sold by Licensee;

4.1d	An earned royalty rate of XXX percent (XXX%) on the Net Sales of Vaccine Products sold by sublicensees, plus XXX percent (XXX%) of all earned royalties received by Licensee from its sublicensees in excess of XXX percent (XXX%); and

4.1e	Notwithstanding the above, and with respect to only the Adjuvant Sublicense Agreement, Licensee may pay to The Regents an earned royalty of XXX percent (XXX%) based on the Net Sales of a Vaccine Adjuvant Product.

[Portions of these sections have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

     5. Paragraph 4.5 (Royalties) of the License Agreement is deleted in its entirety and replaced with the following:

     4.5 Beginning in the year 2004, Licensee will pay to The Regents a minimum annual royalty in the amounts and at the times set forth below:

2004	—	$25,000
2005	—	$50,000
2006	—	$75,000
2007	—	$100,000
2008	—	$200,000
2009	—	$300,000
2010	—	$400,000
2011	—	$750,000

In each succeeding calendar year after the year 2011, Licensee will pay a minimum annual royalty of $750,000 and thereafter for the life of this Agreement. This minimum annual royalty will be paid to The Regents by February 28 of the year following accrual of the royalties and will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.

     6. Paragraph 5.4 (Due Diligence) of the License Agreement is deleted in its entirety and replaced with the following:

     5.4 Licensee will have available not less than $3.5 million per year for development and commercialization of Patent Products for the first three years that this Agreement is in effect and $1.75 million for every year thereafter until a Patent Product is introduced to the market.

     7. Subparagraphs 5.9a through 5.9e (Due Diligence) of the License Agreement is deleted in its entirety and replaced with the following:

     5.9a Vaccine Product:

1)	Begin animal testing and antigen identification of a Vaccine Product in the United States on or before January 1, 2003;

2)	Begin Phase I human clinical testing (safety and dosage) of a Vaccine Product in the United States on or before XXXXXXXXXX;

3)	Begin Phase II human clinical testing (efficacy) of a Vaccine Product in the United States on or before XXXXXXXXXX;

4)	Begin Phase III human clinical testing of a Vaccine Product in the United States on or before XXXXXXXXXX;

5)	File for marketing approval of a Vaccine Product with the appropriate United States government agency on or before XXXXXXXXXX;

6)	Sell Vaccine Products in the United States within 6 months of receiving marketing approval from the appropriate United States government agency as set forth in Subparagraph 5.9a(5);

7)	File for marketing approval of a Vaccine Product in Germany, France, England, and Japan on or before three (3) months after receiving marketing approval in the United States from the appropriate government agency as set forth in Subparagraph 5.9a(5);

8)	Sell Vaccine Products in Germany, France, England, and Japan within 6 months of receiving marketing approval from the appropriate government agency as set forth in Subparagraph 5.9a(7); or

9)	Fill the market demand for Vaccine Products following commencement of marketing at any time during the exclusive period of this Agreement.

[Portions of these sections have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

     5.9b Drug Delivery Product

1)	Begin animal testing of a Drug Delivery Product in the United States on or before January 1, 2003;

2)	Begin Phase I human clinical testing (safety and dosage) of a Drug Delivery Product in the United States on or before XXXXXXXXXX;

3)	Begin Phase II human clinical testing (efficacy) of a Drug Delivery Product in the United States on or before XXXXXXXXXX;

4)	Begin Phase III human clinical testing of a Drug Delivery Product with the appropriate United States government agency on or before XXXXXXXXXX;

5)	File for marketing approval of a Drug Delivery Product with the appropriate United States government agency on or before XXXXXXXXXX;

6)	Sell Drug Delivery Products in the United States within 6 months of receiving marketing approval from the appropriate United States government agency as set forth in Subparagraph 5.9b(5);

7)	File for marketing approval of a Drug Delivery Product with the appropriate government agency in Germany, France, England, and Japan within three (3) months after receiving marketing approval in the United States as set forth in Subparagraph 5.9b(5);

8)	Sell Drug Delivery Products in Germany, France, England, and Japan within 6 months of receiving marketing approval from the appropriate government agency as set forth in Subparagraph 5.9b(7); or

9)	Fill the market demand for Drug Delivery Products following commencement of marketing at any time during the exclusive period of this Agreement.”

[Portions of these sections have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this

Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

     8. Except as expressly amended hereby, all terms of the License Agreement and all subsequent amendments, shall continue in full force and effect.

     In Witness Whereof, both The Regents and the Licensee have executed this Third Amendment, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

BIOSANTE PHARMACEUTICALS, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By /s/ Phillip B. Donenberg		By /s/ Candace L. Voelker

(Signature)		(Signature)

Name	Phillip B. Donenberg	Name	Candace L. Voelker

Title	CFO	Title	Associate Director, Research Administration and Technology Transfer

Date	6/16/04	Date	6/30/04

Approved as to legal form:	/s/ P. Martin Simpson, Jr. (6/30/04)

P. Martin Simpson, Jr.
University Counsel
Office of General Counsel